Exhibit 10.1

SEVENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 14, 2014 (this “Amendment No. 7”), is by and among Wells Fargo Bank, National Association, a national banking association, in its capacity as administrative and collateral agent for the Lenders (as hereinafter defined) pursuant to the Loan Agreement defined below (in such capacity, “Administrative and Collateral Agent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Services Inc., a Georgia corporation (“BSI”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx and BSI, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H :

WHEREAS, Administrative and Collateral Agent, the parties to the Loan Agreement as lenders (collectively, “Lenders”), Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative and Collateral Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Administrative and Collateral Agent, Lenders, Borrowers and Guarantors, as amended by First Amendment to Amended and Restated Loan and Security Agreement, dated as of October 22, 2008, Second Amendment to Amended and Restated Loan and Security Agreement, dated as of July 7, 2010, Third Amendment to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 11, 2011, Fifth Amendment to Amended and Restated Loan and Security Agreement and Lender Joinder, dated as of March 29, 2013, and Sixth Amendment to Amended and Restated Loan and Security Agreement, dated as of June 28, 2013 (as from time to time further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated, or replaced, collectively, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders (a) permit a Tranche A Loan facility to be made available to Borrowers temporarily in the principal amount of up to $20,000,000 and (b) to amend certain other provisions of the Loan Agreement as set forth herein, and Administrative and Collateral Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 7, Administrative and Collateral Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Definitions.

1.1           Additional Definitions.  As used herein or in the Loan Agreement or any of the other Financing Agreements, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 7” shall mean the Seventh Amendment to Amended and Restated Loan and Security Agreement, dated as of March 14, 2014, by and among Administrative and Collateral Agent, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Commitments” shall mean, collectively, the Revolving Loan Commitments and the Tranche A Loan Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Borrower or Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the joint and several obligations of such Borrower hereunder or the Guarantee of such Guarantor, or the grant by such Borrower or Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Borrower’s or Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability of such Borrower or the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such joint and several obligation or Guarantee or security interest is or becomes illegal.

“Maximum Credit” shall mean the sum of (a) the Revolving Loan Limit then in effect plus (b) the Tranche A Loan Limit then in effect.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Borrower and Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, keepwell, or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Tranche A Loan Lenders” shall mean, at any time, those Tranche A Loan Lenders, other than Sponsor Affiliate Lenders, whose Pro Rata Shares aggregate fifty-one percent (51%) or more of the aggregate of the Tranche A Loan Commitments of all Tranche A Loan Lenders other than Sponsor Affiliate Lenders; provided, that, at any time there are two (2) or more Tranche A Lenders, “Required Tranche A Lenders” must include at least two (2) Lenders (who are not Affiliates of one another).

“Swap Obligation” means, with respect to any Borrower or Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tranche A Borrowing Base” shall mean the amount at any time equal to:

(a)           five (5%) percent of the Net Amount of Eligible Accounts, plus

(b)           five (5%) percent of the sum of: (i) the Value of Eligible Inventory, (ii) the Value of Eligible Domestic In-Transit Inventory, (iii) the Value of Eligible International In-Transit Inventory and (iv) the Value of Eligible Re-Load Inventory.

“Tranche A Loan Availability Period” shall mean March 14, 2014 through and including the Tranche A Loan Maturity Date.

“Tranche A Loan Commitment” shall mean, with respect to each Tranche A Loan Lender, the principal amount set forth on Exhibit A to Amendment No. 7 for such Lender which amount is fully funded or for any party becoming a Tranche A Loan Lender after the date of Amendment No. 7 the amount of such Lender’s Commitment as set forth on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender may become a Lender hereunder in accordance with the provisions of Section 13.7 of the Loan Agreement; as the same may be adjusted in accordance with the terms hereof; sometimes being collectively referred to as “Tranche A Loan Commitments”.

“Tranche A Loans” shall mean the loans made by or on behalf of any Tranche A Loan Lender (or by Administrative and Collateral Agent for the ratable account of any Tranche Loan Lender) as set forth in Section 2.1 hereof.

“Tranche A Loan Lenders” shall mean each person that becomes a party to the Loan Agreement as a Tranche A Loan Lender pursuant to Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as an “Tranche A Loan Lender”.

“Tranche A Loan Limit” shall mean the amount equal to $20,000,000.

“Tranche A Loan Maturity Date” shall mean September 10, 2014 or earlier in accordance with the terms and conditions of Amendment No. 7.

1.2           Amendments to Definitions.

(a)           All reference to the term “Applicable Margin” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended by replacing the proviso at the end of the definition with the following:

“provided, that, (A) the Applicable Margin shall be calculated and established once each fiscal quarter and shall remain in effect until adjusted on the first day of the next fiscal quarter, (B) each adjustment of the Applicable Margin shall be effective as of the first day of a fiscal quarter based on the Quarterly Average Modified Adjusted Excess Availability for the immediately preceding fiscal quarter, and (C) any increase in the amount of the Excess Availability arising from the Tranche A Borrowing Base shall be excluded from the calculation of the Quarterly Average Modified Adjusted Excess Availability.”

(b)           All references to the term “Financial Covenant Compliance Period” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Financial Covenant Compliance Period” shall mean the period commencing on any date on which Excess Availability has been less than the greater of (a) during the Tranche A Loan Availability Period, $33,195,266, and at all times thereafter, $31,775,148 or (b) during the Tranche A Loan Availability Period, the amount equal to twelve and one-half (12.5%) percent of the lesser of (i) the sum of (A) the Borrowing Base and (B) the Tranche A Borrowing Base or (ii) the Maximum Credit, and at all times thereafter, the amount equal to twelve and one-half (12.5%) percent of the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Limit, and ending on a subsequent date on which Excess Availability has been equal to or greater than the greater of (c) during the Tranche A Loan Availability Period, $44,260,355, and at all times thereafter,  $42,366,864 or (d) during the Tranche A Loan Availability Period, the amount equal to twelve and one-half (12.5%) percent of the lesser of (i) the sum of (A) the Borrowing Base and (B) the Tranche A Borrowing Base or (ii) the Maximum Credit, and at all times thereafter, the amount equal to twelve and one-half (12.5%) percent of the lesser of (i) the Borrowing Base or (ii) the Revolving Loan Limit, for the sixtieth (60th) consecutive day.

(c)           All references to the term “Interest Rate” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Interest Rate” shall mean,

(a)           Subject to clause (b) of this definition below:

(i)           as to Prime Rate Loans consisting of Loans other than Tranche A Loans, a per annum rate equal to the then Applicable Margin for Prime Rate Loans plus the Prime Rate,

(ii)          as to Eurodollar Rate Loans consisting of Loans other than Tranche A Loans, a per annum rate equal to the then Applicable Margin for Eurodollar Rate Loans plus the Eurodollar Rate;

(iii)         as to Prime Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Prime Rate plus three and three-quarters (3.75%) percent,

(iv)         as to Eurodollar Rate Loans consisting of Tranche A Loans, a per annum rate equal to the Eurodollar Rate plus five and one-quarter (5.25%) percent;

(b)           Notwithstanding anything to the contrary contained in clause (a) of this definition, (i) the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans in the immediately preceding clause (a)(i) and for Eurodollar Rate Loans in the immediately preceding clause (a)(ii) shall be the percentage set forth in the definition of the term Applicable Margin for each category of Loans that is then applicable plus two (2%) percent per annum and (ii) the Interest Rate for Prime Rate Loans in the immediately preceding clause (a)(iii) and for Eurodollar Rate Loans in the immediately preceding clause (a)(iv) shall be the percentage set forth in each such clause for such Tranche A Loans plus two (2%) percent per annum, at Administrative and Collateral Agent’s option, either (1) for the period (x) on and after the date of termination or non-renewal hereof until such time as all Obligations are finally paid and satisfied in full in immediately available funds, or (y) from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing or (2) on Revolving Loans at any time in the aggregate in excess of the Borrowing Base or any other limitation with respect thereto provided for herein (in each case whether or not such excess(es) arise or are made with or without Administrative and Collateral Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default), it being understood that the Administrative and Collateral Agent may elect to increase the Interest Rate under this clause (b) by no more than two (2%) percent even if the events described in each of subclauses (1) and (2) above have occurred.

(d)           All references to the term “Lenders” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Lenders” shall mean Revolving Loan Lenders and Tranche A Loan Lenders.

(e)           All references to the term “Loans” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Loans” shall mean the Revolving Loans, the Tranche A Loans and the Special Agent Advances.

(f)           All references to the term “Obligations” in the Loan Agreement shall be deemed and each such reference is hereby amended by adding the following at the end of the definition:

“; provided, that, notwithstanding anything contained in the foregoing or in any of the other Financing Agreements to the contrary, (i) the Obligations of any Borrower or Guarantor shall exclude its Excluded Swap Obligations and (ii) before the incurrence of any Swap Obligation that is secured by the Collateral, the joint and several obligations hereunder or any guarantee of the Obligations, Borrowers and Guarantors shall furnish to Agent, in form and substance acceptable to Agent, a representation and warranty that at the time the Swap Obligation is incurred, Borrowers and Guarantors have satisfied the requirements of a Qualified ECP Guarantor and shall each constitute an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder.”

(g)           The definitions of “Obligations” and “Guaranteed Obligations” as used or defined in any other Financing Agreement are hereby amended to exclude, for any Borrower or Guarantor, its Excluded Swap Obligations, notwithstanding anything contained in such other Financing Agreements to the contrary.

(h)           All references to the term “Parent” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Parent” shall mean BlueLinx Holdings Inc., a Delaware corporation, as successor in interest by merger to ADP Distribution Holdings Inc., a Georgia corporation.

(i)           All references to the term “Pro Rata Share” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Pro Rata Share” shall mean,

(i)           with respect to a Revolving Loan Lender’s obligation to make Revolving Loans and to acquire interests in Letter of Credit Accommodations and in Special Agent Advances and right to receive payments of interest and principal with respect thereto, the fraction (expressed as a percentage) the numerator of which is such Lender’s Revolving Loan Commitment and the denominator of which is the aggregate amount of all of the Revolving Loan Commitments, as adjusted from time to time in accordance with the provisions of Section 13.6 of the Loan Agreement; provided, that, if the Revolving Loan Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Revolving Loans and its interest in the Letter of Credit Accommodations and any Special Agent Advances and the denominator shall be the aggregate amount of all unpaid Revolving Loans, Special Agent Advances and Letter of Credit Accommodations;

(ii)          with respect to a Tranche A Loan Lender’s interest in a Tranche A Loan and right to receive payments of principal, interest, fees, costs and expenses with respect thereto and for purposes of the definition of Required Tranche A Loan Lenders, the fraction (expressed as a percentage) the numerator of which is such Lender’s Tranche A Loan Commitment and the denominator of which is the aggregate amount of all of the Tranche A Loan Commitments, as adjusted from time to time in accordance with the provisions of Section 13.6 of the Loan Agreement; provided, that, if the Tranche A Loan Commitments have been terminated, the numerator shall be the unpaid amount of such Tranche A Loan Lender’s Tranche A Loans and the denominator shall be the aggregate amount of all unpaid Tranche A Loans; and

(iii)         with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 11.6 of the Loan Agreement), the fraction (expressed as a percentage) the numerator of which is the aggregate amount of all of such Lender’s Commitments and the denominator of which is the aggregate amount of all of the Commitments of all Lenders; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of each Lender’s Loans (and in the case of Revolving Loan Lenders, its interest in the Letter of Credit Accommodations and any Special Agent Advances) and the denominator shall be the aggregate amount of all unpaid Revolving Loans, Special Agent Advances, Letter of Credit Accommodations and the Tranche A Loans.

(j)           All references to the term “Revolving Loan Limit” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the following:

“Revolving Loan Limit” shall mean the amount, calculated at any time, equal to the Revolving Loan Threshold Limit then in effect.

(k)          All references to the term “Revolving Loan Threshold Limit” in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended by replacing the reference to “Section 2.1(c)” with “Section 2.1(e)”.

1.3           Interpretation.  For purposes of this Amendment No. 7, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 7.

Section 2.              Amendments to Loan Agreement.

2.1       Revolving Loans.  Section 2.1 of the Loan Agreement is hereby replaced with the following:

“2.1         Revolving Loans.

(a) Subject to and upon the terms and conditions contained herein, each Revolving Loan Lender severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Administrative Borrower up to the amount equal to the lesser of:  (i) the Borrowing Base or (ii) the Revolving Loan Limit.

(b)  Subject to and upon the terms and conditions contained herein, each Tranche A Loan Lender severally (and not jointly) agrees to fund its Pro Rata Share of Tranche A Loans to Borrowers from time to time during the Tranche A Loan Availability Period in amounts requested by Administrative Borrower up to the amount equal to the lesser of:  (i) the Tranche A Borrowing Base or (ii) the Tranche A Loan Limit. On and after March 14, 2014, all Tranche A Loans shall be made first before any Revolving Loans are made available to Borrowers.

(c) Except in Administrative and Collateral Agent’s discretion, with the consent of all Lenders other than the Sponsor Affiliated Lenders, (i) the aggregate principal amount of all Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of all Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Borrowing Base or the Revolving Loan Limit, (iii) the aggregate principal amount of all Revolving Loans and Letter of Credit Accommodations outstanding at any time determined by Administrative and Collateral Agent to be Revolving Loans allocable to Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory shall not exceed the sublimit for Revolving Loans based upon the amount of Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory set forth in the proviso of clause (b)(ii) of the definition of Borrowing Base, and (iv) the aggregate principal amount of all Tranche A Loans outstanding at any time shall not exceed the Tranche A Borrowing Base or the Tranche A Loan Limit.  Notwithstanding anything to the contrary contained herein:

(i)           In the event that the aggregate principal amount of the outstanding Loans and Letter of Credit Accommodations exceeds the Maximum Credit, then such event shall not limit, waive or otherwise affect any rights of any Agent or any Lender in such circumstances or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent the entire amount of any such excess(es) for which payment is demanded.

(ii)          In the event that the aggregate principal amount of the outstanding Revolving Loans and Letter of Credit Accommodations exceeds the Borrowing Base (prior to giving effect to Reserves established at the issuance of such Letter of Credit Accommodations), then such event shall not limit, waive or otherwise affect any rights of any Agent or any Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent, for the ratable benefit of the Revolving Loan Lenders, the entire amount of any such excess(es) for which payment is demanded.

(iii)         In the event that the aggregate principal amount of the outstanding Revolving Loans and Letter of Credit Accommodations exceeds the Revolving Loan Limit, then such event shall not limit, waive or otherwise affect any rights of any Agent or any Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent, for the ratable benefit of the Revolving Loan Lenders, the entire amount of any such excess(es) for which payment is demanded.

(iv)        In the event that the aggregate principal amount of the outstanding Revolving Loans and Letter of Credit Accommodations determined by Administrative and Collateral Agent to be Revolving Loans allocable to Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory exceeds the sublimit for Revolving Loans based upon the amount of Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory set forth in the proviso of clause (b)(ii) of the definition of Borrowing Base, then such event shall not limit, waive or otherwise affect any rights of any Agent or any Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent, for the ratable benefit of the Revolving Loan Lenders, the entire amount of any such excess(es) for which payment is demanded to the extent that no availability exists under the Borrowing Base for Administrative and Collateral Agent to allocate to any such excess Revolving Loans or Letter of Credit Accommodations.

(v)       In the event that the aggregate principal amount of the outstanding Letter of Credit Accommodations exceeds the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e), then such event shall not limit, waive or otherwise affect any rights of any Agent or any Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent, for the ratable benefit of the Revolving Loan Lenders, the entire amount of any such excess(es) for which payment is demanded, or, provide cash collateral with respect to any Letter of Credit Accommodations outstanding in excess of the Borrowing Base or sublimit for Letter of Credit Accommodations set forth in Section 2.2(e) in an amount equal to one hundred five percent (105%) of the amount of such excess plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

(vi)       In the event that the aggregate principal amount of the outstanding Tranche A Loans exceeds the Tranche A Borrowing Base or the Tranche A Loan Limit, such event shall not limit, waive or otherwise affect any rights of Administrative and Collateral Agent or Tranche A Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Administrative and Collateral Agent, which may be made at any time or from time to time, immediately repay to Administrative and Collateral Agent the entire amount of any such excess(es) for which payment is demanded.

(d) Borrowers may prepay without penalty or premium the principal of any Loans, in whole or in part, subject to Section 6.4 hereof. Notwithstanding anything to the contrary contained in Section 6.4 hereof,

(i)           Borrowers shall make mandatory payments or prepayments of principal in respect of the Tranche A Loans prior to the Maturity Date (A) using net cash proceeds of the sale of Capital Stock after March 14, 2014 by a Borrower or Guarantor or one of  its Subsidiaries (including BlueLinx Building Products Canada Ltd.) in accordance with Section 9.7(b)(iv) hereof or by Parent or one of its Subsidiaries (other than a Borrower or Guarantor or BlueLinx Building Products Canada Ltd.) and (B) using net cash proceeds from the issuance of any Indebtedness after March 14, 2014 by a Borrower or Guarantor or one of  its Subsidiaries (including BlueLinx Building Products Canada Ltd.)  in accordance with Section 9.9(f) or (o) hereof or by Parent or one of its Subsidiaries (other than a Borrower or Guarantor or BlueLinx Building Products Canada Ltd.), so long as the following conditions shall have been satisfied as to the immediately preceding clauses (A) and (B), as the case may be: (1) on and after giving effect to such payment or prepayment, Excess Availability is not less than $50,000,000, and (2) on and after giving effect to such payment or prepayment, no Event of Default shall exist or have occurred and be continuing; and

(ii)          The Tranche A Loans shall be repaid in full on the Tranche A Loan Maturity Date so long as the following conditions shall have been satisfied: (A) on and after giving effect to such payment or prepayment, Excess Availability is not less than $50,000,000, and (B) on and after giving effect to such payment or prepayment, no Event of Default shall exist or have occurred and be continuing.

(iii)         Any prepayment (whether voluntary or mandatory) made by Borrowers pursuant to this Section 2.1(d) shall (A) be made without penalty or premium and (B) result in a permanent reduction in the Tranche A Loan Commitments. If the Tranche A Loans have not been repaid in accordance with Sections 2.1(d)(i) and (d)(ii) hereof, it shall constitute an Event of Default.

(e)           At Borrowers’ option, upon not less than five (5) Business Days’ prior written notice to Administrative and Collateral Agent by Administrative Borrower, Borrowers may permanently reduce the Revolving Loan Threshold Limit; provided, that, (i) no more than five (5) such reductions may be made during the term of this Agreement; (ii) such reductions are requested in increments of $10,000,000 and (iii) the Revolving Loan Threshold Limit may not be reduced to an amount that is less than $250,000,000 unless reduced to zero in connection with the termination of the Agreement in accordance with the provisions of Section 13.1(a) hereof.”

2.2           Commitments.

(a)           Section 2.3 of the Loan Agreement is hereby replaced with the following:

“2.3  Commitments.  The aggregate amount of each Revolving Loan Lender’s Pro Rata Share of the Revolving Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender’s Revolving Loan Commitment, as the same may from time to time be amended in accordance with Sections 2.1(e) and 2.6 hereof and the other provisions hereof.  The aggregate amount of each Tranche A Loan Lender’s Pro Rata Share of the Tranche A Loans shall not exceed such Lender’s Tranche A Loan Commitment.”

(b)           All references to “Revolving Loan Commitment” or “Revolving Loan Commitments” as applicable in Sections 3.2(e), 6.10(c), (d) and (e), 11.4(f), 12.4, 12.11(b), 13.6(a), (b), (e) and 13.8 of the Loan Agreement are replaced with the reference to “Commitment” or “Commitments”, as applicable.

2.3           Conditions Precedent.  All references to “Revolving Loans” set forth in Section 4.2 of the Loan Agreement are replaced with the reference to “Loans”.

2.4           Collection of Accounts. The last sentence of Section 6.3(a) of the Loan Agreement is hereby replaced with the following:

“Notwithstanding anything to the contrary contained herein or in any Deposit Account Control Agreement relating to a Blocked Account, Administrative and Collateral Agent shall not issue to any bank at which a Blocked Account is maintained a notice of sole control or other such instruction providing that the funds in such deposit accounts are to be automatically on each Business Day remitted directly to the Payment Account and that Borrowers are not permitted to access or otherwise direct such funds unless either (i) an Event of Default has occurred, (ii) a Default with respect to non-payment of the Obligations has occurred or (iii) Excess Availability is less than the greater of (A) during the Tranche A Loan Availability Period, $38,727,810, and at all times thereafter, $37,071,006 or (B) during the Tranche A Loan Availability Period, the amount equal to fifteen (15%) percent of the lesser of (1) the sum of (I) the Borrowing Base and (II) the Tranche A Borrowing Base or (2) the Maximum Credit, and at all times thereafter, the amount equal to fifteen (15%) percent of the lesser of (1) the Borrowing Base or (2) the Revolving Loan Limit, at any time; provided, that, if either (x) such Event of Default is subsequently waived in accordance with the terms of this  Agreement or such Default did not mature into an Event of Default or (y) Modified Adjusted Excess Availability is greater than the greater of (A) during the Tranche A Loan Availability Period, $38,727,810, and at all times thereafter, $37,071,006 or (B) during the Tranche A Loan Availability Period, the amount equal to fifteen (15%) percent of the lesser of (1) the sum of (I) the Borrowing Base and (II) the Tranche A Borrowing Base or (2) the Maximum Credit, and at all times thereafter the amount equal to fifteen (15%) percent of the lesser of (1) the Borrowing Base or (2) the Revolving Loan Limit, at all times thereafter, for a period of sixty (60) consecutive days and no Event of Default or Default with respect to non-payment of the Obligations has occurred, Administrative and Collateral Agent shall promptly rescind such notice of sole control or other such instructions (any such period during which the Blocked Accounts are subject to the sole control of Administrative and Collateral Agent and Borrowers are not permitted to access the Blocked Accounts is referred to herein is a “Blocked Account Activation Period”).”

2.5           Payments. Section 6.4(a) of the Loan Agreement is hereby replaced with the following:

“(a) Borrowers shall pay all Obligations when due.  Payments on Obligations shall be made by Borrowers remitting funds to the Payment Account or, at any time when a Blocked Account Activation Period exists, by payments and proceeds of Collateral being directly remitted to the Payment Account as provided in Section 6.3 hereof or such other place within the United States of America as Administrative and Collateral Agent may designate from time to time.  Administrative and Collateral Agent shall apply payments received or collected from Borrowers or Guarantors or for the account of Borrowers or Guarantors (including the monetary proceeds of collections or of realization upon any Collateral) as follows:

(i)           first, to pay in full all indemnities or expense reimbursements then due to Administrative and Collateral Agent from Borrowers and Guarantors (other than fees);

(ii)          second, ratably to pay in full indemnities or expense reimbursements then due to any other Agent or Lenders from Borrowers and Guarantors (other than fees);

(iii)         third, ratably to pay in full all fees payable by Borrowers under the Financing Agreements then due, excluding any fees payable to any Bank Product Provider arising under or in connection with any Bank Products provided by such Bank Product Provider;

(iv)         fourth, ratably to pay in full interest due in respect of Loans (but not including for this purpose interest due in respect of Tranche A Loans when an Event of Default exists or has occurred and is continuing);

(v)         fifth, to pay or prepay in full principal in respect of Special Agent Advances;

(vi)        sixth, ratably to pay in full principal in respect of the Revolving Loans then outstanding (whether or not then due);

(vii)       seventh, at any time an Event of Default exists or has occurred and is continuing, to provide cash collateral for any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Bank Products);

(viii)      eighth to pay any Obligations due in respect of the Bank Products;

(ix)         ninth, at any time an Event of Default exists or has occurred and is continuing, ratably to pay in full interest due in respect of Tranche A Loans;

(i)           tenth, ratably to pay or prepay in full principal in respect of the Tranche A Loans then outstanding (whether or not then due); and

(ii)          eleventh, ratably to pay any other Obligations then due, in such order and manner as Administrative and Collateral Agent determines.”

2.6           Pro Rata Treatment. Section 6.8 of the Loan Agreement is hereby replaced with the following:

“6.8           Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) the making and conversion of Revolving Loans shall be made among the Revolving Loan Lenders based on their respective Pro Rate Shares thereof, and the making of Tranche A Loans shall be made among the Tranche A Loan Lenders based on their respective Pro Rate Shares thereof; and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

2.7           Collateral Reporting. Section 7.1(a)(iii) of the Loan Agreement is hereby replaced with the following:

“(iii)           monthly, a detailed calculation of the Borrowing Base; provided, that, (A) if at any time Excess Availability is less than $80,000,000, but $70,000,000 or more, and until such time as Excess Availability has thereafter been $80,000,000 or more for five (5) consecutive Business Days, Borrowers shall provide Administrative and Collateral Agent with a detailed calculation of the Borrowing Base once every two (2) weeks, and (B)  if at any time Excess Availability is less than $70,000,000, and until such time as Excess Availability has thereafter been $70,000,000 or more for five (5) consecutive Business Days, Borrowers shall provide Administrative and Collateral Agent with a detailed calculation of the Borrowing Base on a weekly basis.”

2.8           ECP Guarantor Keepwell.  Section 9 of the Loan Agreement is hereby amended by redesignating Section 9.21 as Section 9.22 and adding new Sections 9.21 as follows:

           “9.21           ECP Guarantor Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Borrower and Guarantor to guarantee and otherwise honor all Obligations in respect of Swap Obligations; provided, that, each Qualified ECP Guarantor shall only be liable under this Section 9.21 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.21, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.21 shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 9.21 constitute, and this Section 9.21 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

2.9           Events of Default.  Clause (i) of Section 10.1(a) is hereby replaced with the following:

“(i) any Borrower fails to pay any of the Obligations pursuant to Section 2.1(c) or (d) hereof within one (1) Business Day after demand therefor,”

2.10         Amendments and Waivers. Section 11.3 of the Loan Agreement is hereby amended by adding a new Section 11.3(a)(iv) as follows:

“(iv) Notwithstanding anything to the contrary contained in Section 11.3(a), no such amendment, waiver, discharge, termination or other modification shall provide for any such amendment, waiver, discharge, termination or other modification of any of the following to the extent provided below without the consent of Administrative and Collateral Agent and such Tranche A Lenders as stated below:

(A)  the definitions of “Required Tranche A Loan Lenders”, “Tranche A Loans”, “Tranche A Loan Commitment”, “Tranche A Borrowing Base”, Tranche A Loan Limit” or “Tranche A Loan Lender”, without the consent of all Tranche A Loan Lenders;

(B)  the terms of Section 2.1(d) hereof without the consent of all Required Tranche A Loan Lenders;

(C)   a decrease in the Interest Rate as it relates to the Tranche A Loans without the consent of each Tranche A Loan Lender directly affected thereby;

(D)  the forgiveness, compromise, cancellation or reduction of any of the Tranche A Loans, without the consent of the Tranche A Loan Lender owed such Tranche A Loan;

(E) the extension of payment of principal or interest of any Tranche A Loan or any other Obligation owing to the Tranche A Loan Lender without the consent of the Tranche A Loan Lender owed such Tranche A Loan or such other Obligation; and

(F)  the increase of any Tranche A Loan Lender’s Tranche A Loan without the consent of the Tranche A Loan Lender owed such Tranche A Loan or such other Obligation.”

Section 3.              Representations and Warranties.  Borrowers and Guarantors, jointly and severally, represent and warrant with and to Administrative and Collateral Agent and Lenders as follows, which representations and warranties, together with the representations and warranties in the other Financing Agreements, shall survive the execution and delivery hereof, and the truth and correctness thereof, in all material respects, being a continuing condition of the making of any Loans by Lenders (or Administrative and Collateral Agent on behalf of Lenders) to Borrowers:

3.1           no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 7;

3.2           this Amendment No. 7 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 7, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited partnership action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

3.3           the execution, delivery and performance of each Amendment Document (a) are all within each Borrower’s and Guarantor’s corporate or limited partnership powers, as applicable, and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

3.4           the resolutions of the Board of Directors or Managers or the General Partner of each Borrower and Guarantor, as applicable, delivered to Administrative and Collateral Agent by such Borrower or Guarantor on the date of the effectiveness of the Loan Agreement have not been revoked and are in full force and effect; and

3.5           all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

Section 4.               Conditions Precedent. The amendments to the Loan Agreement contained in this Amendment No. 7 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Administrative and Collateral Agent:

4.1           Administrative and Collateral Agent shall have received counterparts of this Amendment No. 7, duly authorized, executed and delivered by Borrowers, Guarantors and Lenders;

4.2           Administrative and Collateral Agent shall have received, in form and substance satisfactory to Administrative and Collateral Agent, an executed copy of an original or executed original counterparts of an amendment to the Guarantee by electronic mail or facsimile (with the originals to be delivered within five (5) Business Days after the date hereof), duly authorized, executed and delivered by Guarantors;

4.3           Administrative and Collateral Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 7, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Administrative and Collateral Agent;

4.4           all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended by this Amendment No. 7, shall be true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

4.5           prior to giving effect to the provisions of this Amendment No. 7 and the making the Tranche A Loans available to Borrowers, Excess Availability shall be greater than $50,000,000; and

4.6           on and after giving effect to the provisions of this Amendment No. 7, no Default or Event of Default shall exist or have occurred and be continuing.

Section 5.               Effect of Amendment No. 7.  Except as expressly set forth herein, no other amendments, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 7 or with respect to the subject matter of this Amendment No. 7.  To the extent of conflict between the terms of this Amendment No. 7 and the other Financing Agreements, the terms of this Amendment No. 7 shall control.  The Loan Agreement and this Amendment No. 7 shall be read and construed as one agreement.

Section 6.               Governing Law.  The validity, interpretation and enforcement of this Amendment No. 7 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 7.               Binding Effect.  This Amendment No. 7 shall be binding upon and inure to the benefit of Borrowers, Guarantors, Administrative and Collateral Agent and Lenders and their respective successors and assigns.

Section 8.               Waiver, Modification, Etc.  No provision or term of this Amendment No. 7 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

Section 9.               Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Administrative and Collateral Agent to effectuate the provisions and purposes set forth in this Amendment No. 7.

Section 10.             Entire Agreement.  This Amendment No. 7 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

Section 11.             Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 7.

Section 12.             Counterparts.  This Amendment No. 7 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment No. 7 by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 7.  Any party delivering an executed counterpart of this Amendment No. 7 by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment No. 7.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS
BLUELINX CORPORATION

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Senior Vice President, CFO, Treasurer
and Chief Accounting Officer

BLUELINX FLORIDA LP

By:	BlueLinx Florida Holding No. 2 Inc.,
its General Partner

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Treasurer

BLUELINX SERVICES INC.

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Treasurer and CFO

GUARANTORS

BLUELINX FLORIDA HOLDING NO. 1 INC.

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Treasurer

BLUELINX FLORIDA HOLDING NO. 2 INC.

By:	/s/ H. Douglas Goforth
Name: H. Douglas Goforth
Title: Treasurer

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ADMINISTRATIVE AND COLLATERAL
AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Administrative and Collateral Agent
and a Lender

By:	/s/ Thomas A. Martin
Name:	Thomas A. Martin
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Documentation Agent and a Lender

By:	/s/ Douglas Cowan
Name:	Douglas Cowan
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Documentation Agent and a Lender

By:	/s/ Kevin Harrison
Name:	Kevin Harrison
Title:	Senior Vice President

REGIONS BANK,
as Syndication Agent and a Lender

By:	/s/ Kathy Myers
Name:	Kathy Myers
Title:	Vice President

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TD BANK, N.A., as a Lender

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Heath J. Hayes
Name:	Heath J. Hayes
Title:	AVP

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